UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 30, 2010

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 296-3006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2010, the Board of Directors (the “Board”) of Intrepid Potash, Inc. (the “Corporation”) increased the number of directors on the Board from five to six and elected Chris A. Elliott as a Class I director of the Corporation.  The Board determined that Mr. Elliott qualifies as an independent director under the rules of the U.S. Securities and Exchange Commission and the New York Stock Exchange.  Mr. Elliott will serve on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

Mr. Elliott has approximately 23 years of work experience in the agriculture industry.  Since 2007, Mr. Elliott has been the President and co-owner of Accuform Technologies, LLC, an agriculture product development company. In addition, Mr. Elliott is President and Chief Executive Officer of Agricultural Company of America Partners, LP, a company that owns and manages agriculture real estate and operates farms producing a variety of crops over a diverse geographic spectrum.  Mr. Elliott previously served as President and Chief Executive Officer of Nutra-Park Inc., an agriculture plant growth regulator company, from 2002 to 2006.

On August 30, 2010, the Corporation entered into its standard Indemnification Agreement with Mr. Elliott.  The Corporation’s Form of Indemnification Agreement was filed as Exhibit 10.1 to Intrepid’s Current Report on Form 8-K filed on April 25, 2008.

Mr. Elliott will be compensated for his service as a director in accordance with the Corporation’s standard director compensation program which currently provides for an annual cash retainer of $55,000 and a $75,000 grant of common stock of the Corporation for non-employee directors.  In 2010, Mr. Elliott will receive a pro-rata share of the annual cash retainer and the grant of common stock of the Corporation paid to non-employee directors.

There is no arrangement or understanding between Mr. Elliott and any other person pursuant to which he was selected as a director.  There are no family relationships or related party transactions involving Mr. Elliott and the Corporation.

Item 9.01                    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement. (1)
99.1	Press release of Intrepid Potash, Inc. dated August 30, 2010.

(1)  Incorporated by reference to Intrepid’s Current Report on Form 8-K filed on April 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: August 30, 2010	By:	/s/ David W. Honeyfield
David W. Honeyfield
President, Chief Financial Officer and Treasurer